Exhibit 99.8

EXECUTION COPY

WELLS FARGO BANK,
NATIONAL ASSOCIATION,
Master Servicer

and

PRINCIPAL GLOBAL INVESTORS, LLC,
Sub-Servicer

SUB-SERVICING AGREEMENT

Dated as of March 1, 2015

Wells Fargo Commercial Mortgage Trust 2015-C27
Commercial Mortgage Pass-Through Certificates
Series 2015-C27

TABLE OF CONTENTS

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TABLE OF CONTENTS
(continued)

ii

This is a Sub-Servicing Agreement (the “Agreement”), dated as of March 1, 2015, by and between PRINCIPAL GLOBAL INVESTORS, LLC, having an office at 801 Grand Avenue, Des Moines, Iowa 50392-1450, and its successors and assigns (the “Sub-Servicer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, having an office at MAC D1086, 550 South Tryon Street, 14th Floor, Charlotte, North Carolina 28202, and its successors and assigns (the “Master Servicer”).

WITNESSETH:

WHEREAS, Wells Fargo Commercial Mortgage Securities, Inc., as depositor (the “Depositor”), Rialto Capital Advisors, LLC, as special servicer (the “Special Servicer”), Trimont Real Estate Advisors, Inc., as trust advisor (the “Trust Advisor”), Wells Fargo Bank, National Association, as certificate administrator, as tax administrator and as custodian (the “Certificate Administrator”), Wilmington Trust, National Association, as trustee (the “Trustee”), and the Master Servicer, as master servicer, have entered into that certain Pooling and Servicing Agreement dated as of March 1, 2015, as amended, modified and restated from time to time (the “Pooling and Servicing Agreement”), whereby the Master Servicer shall service certain mortgage loans on behalf of the Trustee;

WHEREAS, Section 3.22 of the Pooling and Servicing Agreement authorizes and directs the Master Servicer to enter into this agreement with the Sub-Servicer whereby the Sub-Servicer shall service certain of such mortgage loans listed on Exhibit A (the “Mortgage Loan Schedule”) attached hereto (the “Mortgage Loans”) on behalf of the Master Servicer.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Master Servicer and the Sub-Servicer hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01     Defined Terms.

Unless otherwise specified in this Agreement, all capitalized terms not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement. As used herein, the following terms have the meanings assigned to them in this Section 1.01:

 “Category 1 Request” any Borrower request for, or any action to permit or consent to, any modification, extension, waiver, defeasance, consent or other action contemplated by Section 3.19(d) or 3.20 of the Pooling and Servicing Agreement that either (a) is specifically authorized in the related Mortgage Loan Documents, either expressly as a matter of right in favor of the Mortgagor or upon the satisfaction of certain specified conditions (including the exercise of any specified standard of consent or judgment within such conditions subject to the terms of this Agreement); or (b) seeks the approval of the related Mortgagee under the related Mortgage Loan Documents for a lease (other than a Significant Lease and other than the granting of a subordination and nondisturbance or attornment agreement for any lease (whether or not a Significant Lease)); provided that a Category 1 Request shall not include (i) any approval of a

Significant Lease or the granting of a subordination and nondisturbance or attornment agreement for any lease (whether or not a Significant Lease) or (ii) any matter or action for which the Pooling and Servicing Agreement requires the Master Servicer to obtain the consent or approval of the Special Servicer (including, without limitation, a Special Servicer Decision or a Material Action).

“Category 2 Request” any Borrower request for, or any action to permit or consent to, any modification, extension, waiver, consent or other action contemplated by Section 3.20 of the Pooling and Servicing Agreement that is not a Category 1 Request.  Without limiting the generality of the foregoing, Category 2 Request shall include (i) any approval of a Significant Lease or the granting of a subordination and nondisturbance or attornment agreement for any lease (whether or not a Significant Lease) and (ii) any matter or action for which the Pooling and Servicing Agreement requires the Master Servicer to obtain the consent or approval of the Special Servicer (including, without limitation, a Special Servicer Decision or a Material Action).

“Collection Report” shall mean the monthly report prepared by the Sub-Servicer setting forth, with respect to each Mortgage Loan and the most recently ended Collection Period prior to the due date of such report, the information described on Exhibit G attached hereto.

“Mortgage Loans” shall have the meaning specified in the recitals hereto.

“Mortgage Loan Schedule” shall have the meaning specified in the recitals hereto.

“Significant Lease” any lease at a Mortgaged Property if the lease affects an area in excess of the lesser of (i) 30% of the net rentable area of the Mortgaged Property and (ii) 30,000 square feet of the Mortgaged Property.

“Sub-Servicer Custodial Account” shall have the meaning set forth in Section 3.01(c)(10) of this Agreement.

“Sub-Servicer Remittance Amount” shall mean, with respect to any date, an amount equal to, without duplication, (a) the sum of (i) the aggregate of the amounts on deposit in the Sub-Servicer Custodial Account as of such date, (ii) the aggregate of all other amounts received with respect to the Mortgage Loans as of such date to the extent not previously remitted to the Master Servicer, and (iii) if and to the extent not previously remitted to the Master Servicer, any amounts deposited by the Sub-Servicer pursuant to Section 3.01(c)(27) of this Agreement; net of (b) the portion of the amount described in subclause (a) of this definition that represents one or more of the following: (i) Escrow Payments or Reserve Funds or (ii) any amounts that the Sub-Servicer is entitled to retain as compensation pursuant to Section 3.11 of the Pooling and Servicing Agreement as incorporated herein pursuant to Section 3.01(c)(20) and (21) of this Agreement.

“Sub-Servicer Remittance Date” shall mean the first Business Day after each Determination Date.

“Sub-Servicer Reporting Date” shall mean the first Business Day after each Determination Date.

“Sub-Servicing Fee” shall mean, with respect to each Mortgage Loan, the fee payable to the Sub-Servicer pursuant to Section 3.01(c)(20) of this Agreement.

“Sub-Servicing Fee Rate” shall mean, with respect to each Mortgage Loan, the rate that corresponds to such Mortgage Loan set forth on Exhibit A hereto under the heading “Sub-Servicing Fee %.”

“Task List” shall mean the task list attached hereto as Exhibit K.

ARTICLE II

MASTER SERVICER’S ENGAGEMENT OF SUB-SERVICER
TO PERFORM SERVICING RESPONSIBILITIES

Section 2.01     Contract for Servicing; Possession of Mortgage Loan Documents.

The Master Servicer, by execution and delivery of this Agreement, does hereby contract with the Sub-Servicer, subject to the terms of this Agreement, for the servicing of the Mortgage Loans.  On and after the Closing Date, the Sub-Servicer shall hold any portion of the Servicing File or the Mortgage File (including without limitation, any original letter of credit) in the possession of the Sub-Servicer in trust by the Sub-Servicer, on behalf of the Master Servicer for the benefit of the Trustee. The Sub-Servicer’s possession of any portion of the Servicing File or the Mortgage File shall be at the will of the Master Servicer and the Trustee for the sole purpose of facilitating the servicing or the supervision of servicing of the related Mortgage Loan pursuant to this Agreement, and such retention and possession by the Sub-Servicer shall be in a custodial capacity only. Any portion of the Servicing File or the Mortgage File retained by the Sub-Servicer shall be identified to reflect clearly the ownership of the related Mortgage Loan by the Trustee. The Sub-Servicer shall release from its custody any Servicing File or any Mortgage File retained by it only in accordance with this Agreement and the Pooling and Servicing Agreement. Within 20 days following the Closing Date the Sub-Servicer shall provide to the Master Servicer a certification executed by a duly authorized officer of the Sub-Servicer, certifying to the Master Servicer as to the original letters of credit held by the Sub-Servicer and identifying the letters of credit, the amounts of the letters of credit and the Mortgage Loans to which they relate.  During the term of this Agreement, upon the request of the Master Servicer, the Sub-Servicer will also provide to the Master Servicer a copy of any lease, amendments to Mortgage Loan documents and other documents related to the Mortgaged Property securing the related Mortgage Loan or related to the Mortgage Loan.

Section 2.02     Notice of Breach of Representations and Warranties.

Following receipt of the applicable Mortgage Loan Purchase Agreement, the Master Servicer shall provide a copy of the applicable Mortgage Loan Purchase Agreement to the Sub-Servicer, and the Sub-Servicer shall notify the Master Servicer in writing within five (5) Business Days after the Sub-Servicer discovers (without implying that the Sub-Servicer has a duty to make or attempt to make such discovery) a Document Defect or discovers (without implying that the Sub-Servicer has a duty to make or attempt to make such discovery) or receives notice of a Breach or receives a Repurchase Communication of a Repurchase Request,

Repurchase Request Withdrawal, Repurchase or Repurchase Request Rejection, in each case with respect to a Mortgage Loan.  The Sub-Servicer shall also provide to the Master Servicer (a) a copy of any such Repurchase Communication received in writing and (b) such other information in its possession requested by the Master Servicer as would permit the Master Servicer to comply with its obligations under Section 2.03(g) of the Pooling and Servicing Agreement.

ARTICLE III

SERVICING OF THE MORTGAGE LOANS

Section 3.01     Sub-Servicer to Service.

(a)           The Sub-Servicer, as an independent contractor, shall service and administer the Mortgage Loans in a manner consistent with the Servicing Standard under the Pooling and Servicing Agreement.

(b)           The Sub-Servicer shall perform, on behalf of the Master Servicer, all of the obligations of the Master Servicer (with respect to the Mortgage Loans subject to this Agreement) as set forth in those sections of the Pooling and Servicing Agreement specifically incorporated herein pursuant to Section 3.01(c) of this Agreement (the “Incorporated Sections”), as modified by Section 3.01(c) of this Agreement, and the Master Servicer shall have the same rights with respect to the Sub-Servicer that the Trustee, the Certificate Administrator, the Custodian, the Depositor, the Underwriters, the Trust Advisor, the Subordinate Class Representative, the Rating Agencies and the Certificateholders (including, without limitation, the right of the Special Servicer to direct the Master Servicer during certain periods) have with respect to the Master Servicer under the Pooling and Servicing Agreement to the extent that the Sub-Servicer is acting on behalf of the Master Servicer hereunder and except as otherwise set forth herein. Without limiting the foregoing, and subject to Section 3.21 of the Pooling and Servicing Agreement as modified herein, the Sub-Servicer shall service and administer all of the Mortgage Loans that are not Specially Serviced Mortgage Loans; provided, however, that the Sub-Servicer shall continue to receive payments (and provide notice to the Master Servicer of such payments), collect information and prepare and deliver reports to the Master Servicer required hereunder with respect to any Specially Serviced Mortgage Loans, and (D) render such incidental services with respect to any Specially Serviced Mortgage Loans as and to the extent as may be specifically provided for herein with respect to any Specially Serviced Mortgage Loans to the extent such provisions of the Pooling and Servicing Agreement are incorporated herein pursuant to Section 3.01(c) of this Agreement, and further to render such incidental services with respect to any Specially Serviced Mortgage Loans as are specifically provided for under Section 3.01(c) of this Agreement.  All references herein to the respective duties of the Sub-Servicer and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to Section 3.21 of the Pooling and Servicing Agreement, as modified herein, and to the Special Servicer’s rights to service Specially Serviced Mortgage Loans. Except as otherwise set forth below, for purposes of this Agreement, (i) references to the Trustee, the Certificate Administrator, the Custodian, the Depositor, the Underwriters, the Trust Advisor, the Subordinate Class Representative, the Rating Agencies, the Special Servicer and the Certificateholders in the Incorporated Sections (and in the defined terms used therein) shall be deemed to be references to the Master Servicer hereunder, (ii) references to the Master Servicer in the Incorporated Sections (and in the defined terms used therein) shall be deemed to be references to the Sub-Servicer hereunder, and (iii) references to the Mortgage Loans, as defined in the Pooling and Servicing Agreement, in the Incorporated Sections (and in the defined terms used therein) shall be deemed to be references to the Mortgage Loans in this Agreement (such modification of the Incorporated Sections (and in the defined terms used therein) pursuant to clauses (i), (ii) and (iii) of this sentence shall be referred to herein as the “References Modification”).  In each case where the Master Servicer is given any power to act under the provisions of the Incorporated Sections, such power is hereby delegated to the Sub-Servicer to the extent necessary to perform its obligations under this Agreement.  The Sub-Servicer shall perform the duties and obligations allocated to the Sub-Servicer as reflected on the Task List.  To the extent of any conflict or inconsistency between the Task List and this Agreement (other than the Task List), this Agreement shall control.

Without limiting the generality of the foregoing, with respect to any requirement in an Incorporated Section for the Master Servicer to provide notices or documents to, or otherwise communicate with, any other party to the Pooling and Servicing Agreement, it is the intent of the parties hereto that, except as required by Article XI of the Pooling and Servicing Agreement as incorporated herein and except as specified in Section 3.01(c)(17) of this Agreement, the Sub-Servicer provide such notices or documents to, or otherwise communicate with, the Master Servicer, and the Master Servicer provide such notices or documents to, or otherwise communicate with, the other party or parties to the Pooling and Servicing Agreement.

(c)           The following Sections of the Pooling and Servicing Agreement, unless otherwise provided in this Section 3.01(c) of this Agreement, are hereby incorporated herein by reference as if fully set forth herein, and, for purposes of this Agreement, in addition to the References Modification, are hereby further modified as set forth below:

(1)                  Sections 1.03 and 1.04.  The determination as to the application of amounts collected in respect of any Mortgage Loan, in the absence of express provisions in the related Mortgage Loan Documents or to the extent that such terms authorize the lender to use its discretion, shall be made by the Master Servicer.

(2)                  Section 2.01(g).

(3)                  Section 2.05.  Section 2.05(a)(i) of the Pooling and Servicing Agreement shall be deemed modified to read “The Sub-Servicer is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware, and the Sub-Servicer is in compliance with the laws of each State in which any related Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not adversely affect the Sub-Servicer’s ability to perform its obligations hereunder in accordance with the terms of this Agreement.”  The Sub-Servicer is authorized to transact business in the state or states in which the Mortgaged Properties for the Mortgage Loans are situated, if and to the extent required by applicable law, except where the failure to so comply would not adversely affect the Sub-Servicer’s ability to perform its obligations in accordance with the terms of this Agreement.

(4)                  Section 3.01.  Without limiting the generality of the obligations of the Sub-Servicer hereunder, the Sub-Servicer shall monitor and certify on a quarterly basis, starting with the quarter ending in June of 2015 (provided that the first such certification shall cover the period from the Closing Date to the end of such quarter), within thirty (30) days of the end of such quarter the information on each Mortgage Loan as required by, and in the form of, Exhibit E attached hereto, pursuant to Section 3.01(c)(34) of this Agreement. In addition, without limiting the generality of the foregoing, the Sub-Servicer shall take all necessary action to continue all UCC Financing Statements in favor of the originator of each Mortgage Loan or in favor of any assignee prior to the expiration of such UCC Financing Statements.

(5)                  Section 3.02.  The Sub-Servicer may not waive charges that the Master Servicer is permitted to waive under Section 3.02(a) of the Pooling and Servicing Agreement without the consent of the Master Servicer.

(6)                  Section 3.03(a). The creation of any Servicing Account shall be evidenced by a certification in the form of Exhibit F attached hereto and a copy of such certification shall be furnished to the Master Servicer on or prior to the Closing Date and thereafter to the Master Servicer upon any transfer of any Servicing Account.

(7)                  Section 3.03(b).  Without limiting the generality of the obligations of the Sub-Servicer hereunder, the Sub-Servicer shall monitor and certify to the information on each Mortgage Loan with respect to taxes, insurance premiums, assessments, ground rents and other similar items on a quarterly basis starting for the quarter ending in June of 2015 (provided that the first such certification shall cover the period from the Closing Date to the end of such quarter), within thirty (30) days of the end of such quarter as required by, and in the form of, Exhibit E attached hereto, pursuant to Section 3.01(c)(34) of this Agreement.

(8)                  Section 3.03(c).  The Sub-Servicer shall not be obligated to make any Servicing Advances, except as described in the following sentence. The Sub-Servicer shall give the Master Servicer not less than five (5) Business Days’ notice before the date on which the Master Servicer is required to make any Servicing Advance with respect to any Mortgage Loan; provided, however, that, with respect to any Servicing Advance required to be made on an urgent or emergency basis such that the Sub-Servicer is unable to provide the Master Servicer with sufficient notice to enable the Master Servicer to make such Servicing Advance, the Sub-Servicer may make such Servicing Advance and the Master Servicer shall reimburse the Sub-Servicer for such Servicing Advance within five (5) Business Days of receipt of written request therefore and interest thereon at the Reimbursement Rate without regard to the Master Servicer’s determination of recoverability. In addition, the Sub-Servicer shall provide the Master Servicer with such information in its possession as the Master Servicer may reasonably request to enable the Master Servicer to determine whether a requested Servicing Advance would constitute a Nonrecoverable Servicing Advance.

(9)                  Section 3.03(d), (e), (f) and (g).  The creation of any Reserve Account shall be evidenced by a certification in the form of Exhibit F attached hereto and a copy of such certification shall be furnished to the Master Servicer on or prior to the Closing Date and thereafter to the Master Servicer upon any transfer of the Reserve Account.  Without the express written consent of the Master Servicer, the Sub-Servicer shall not (A) waive or extend the date set forth in any agreement governing Reserve Funds by which the required repairs and/or capital improvements at the related Mortgaged Property must be completed or (B) release any earn out Reserve Funds or return any related letters of credit delivered in lieu of earn out Reserve Funds; provided that the Sub-Servicer may grant such a waiver or perform such release or return without the consent of the Master Servicer if such waiver, release or return, as the case may be, is a Category 1 Request.

(10)                Section 3.04(a). The Sub-Servicer shall establish a custodial account (hereinafter the “Sub-Servicer Custodial Account”), meeting all of the requirements of the Collection Account, and references to the Collection Account shall be references to such Sub-Servicer Custodial Account. The creation of any Sub-Servicer Custodial Account shall be evidenced by a certification in the form of Exhibit F attached hereto and a copy of such certification shall be furnished to the Master Servicer on or prior to the Closing Date and thereafter to the Master Servicer upon any transfer of the Sub-Servicer Custodial Account.  Notwithstanding the fourth paragraph of Section 3.04(a) of the Pooling and Servicing Agreement, the Sub-Servicer shall deposit into the Sub-Servicer Custodial Account and include in its Sub-Servicer Remittance Amount all Assumption Fees, Assumption Application Fees, earn-out fees, extension fees, Modification Fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and other fees and amounts collected from Borrowers that constitute Additional Master Servicing Compensation and/or Additional Special Servicing Compensation (other than those to which the Sub-Servicer is entitled pursuant to Section 3.01(c)(21) of this Agreement).  Any amounts of Additional Special Servicing Compensation payable to the Special Servicer shall be remitted to the Special Servicer by the Master Servicer.  The last paragraph of Section 3.04(a) of the Pooling and Servicing Agreement is not incorporated herein.

(11)                Section 3.04(b).  References to the Distribution Account shall be references to the Collection Account, references to the Master Servicer Remittance Date shall be references to the Sub-Servicer Remittance Date and references to the Master Servicer Remittance Amount shall be references to the Sub-Servicer Remittance Amount.  Each remittance required to be made to the Master Servicer on the Sub-Servicer Remittance Date shall be made by wire transfer and shall be made by 4:00 p.m. Charlotte, North Carolina time on such date.  Each month, by 4:00 p.m. Charlotte, North Carolina time, on the first Business Day after receipt of any Sub-Servicer Remittance Amount between the Sub-Servicer Remittance Date and the Distribution Date, the Sub-Servicer shall forward to the Master Servicer by wire transfer the Sub-Servicer Remittance Amount for such date. Each month by 4:00 p.m. Charlotte, North Carolina time, on the first Business Day after receipt of any amounts which constitute delinquent payments on any Mortgage Loan and any Default Charges, the Sub-Servicer shall forward to the Master Servicer by wire transfer all such amounts collected by the Sub-Servicer and not previously remitted to the Master Servicer.  Section 3.01(c)(34) of this Agreement sets forth certain reporting requirements with respect to such remittances. If any check or other form of payment received by the Sub-Servicer with respect to a Mortgage Loan is returned for insufficient funds and the Sub-Servicer has previously remitted cash in the amount of such payment to the Master Servicer, the Master Servicer shall reimburse the Sub-Servicer for such amount within three (3) Business Days after the Master Servicer receives notification from the Sub-Servicer of such insufficient funds.

(12)                Section 3.05 is not incorporated herein. The Sub-Servicer may, from time to time, make withdrawals from the Sub-Servicer Custodial Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

(i)                  to remit to the Master Servicer for deposit in the Collection Account the amounts required to be so deposited pursuant to the first paragraph of Section 3.04(b) of the Pooling and Servicing Agreement and Section 3.01(c)(11) of this Agreement;

(ii)                 to pay itself earned and unpaid Sub-Servicing Fees, with respect to the Mortgage Loans in respect thereof, the Sub-Servicer’s right to payment pursuant to this clause (ii) with respect to any such Mortgage Loan being limited to amounts on deposit in the Sub-Servicer Custodial Account that are received and allocable as interest on such Mortgage Loan and, following a Liquidation Event in respect of any Mortgage Loan, to pay to itself, from general collections on the Mortgage Loans on deposit in the Sub-Servicer Custodial Account, any unpaid Sub-Servicing Fees in respect of such Mortgage Loan;

(iii)                to pay itself, as additional servicing compensation in accordance with Section 3.11(b) of the Pooling and Servicing Agreement, interest and investment income earned in respect of amounts held in the Sub-Servicer Custodial Account as provided in Section 3.01(c)(13) of this Agreement, but only to the extent of the Net Investment Earnings, if any, with respect to the Sub-Servicer Custodial Account for any Collection Period;

(iv)                to clear and terminate the Sub-Servicer Custodial Account at the termination of this Agreement pursuant to Section 9.01 of the Pooling and Servicing Agreement, as modified herein;

(v)                 to remove any amounts deposited in the Sub-Servicer Custodial Account in error;

(vi)                to pay itself, any amounts payable pursuant to Section 6.03, of the Pooling and Servicing Agreement, but only to the extent allowed by the Pooling and Servicing Agreement and Section 3.03 of this Agreement;

(vii)               to reimburse itself, for any unreimbursed Servicing Advance made pursuant to Section 3.01(c)(8) of this Agreement, if not reimbursed by the Master Servicer within the time required by Section 3.01(c)(8) of this Agreement; and

(viii)              to pay itself any items of additional servicing compensation to which it is entitled pursuant to Section 3.01(c)(21) of this Agreement.

All withdrawals from the Sub-Servicer Custodial Account shall be subject to the application and requirements of the second paragraph of Section 3.05(a)(I) of the Pooling and Servicing Agreement which second paragraph starts with the phrase “[i]f amounts on deposit in the Collection Account at any particular time.”  The Sub-Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, in connection with any withdrawal from the Sub-Servicer Custodial Account pursuant to clauses (ii) and (iii) above.

(13)                Section 3.06 is not incorporated herein. The Sub-Servicer may invest funds in the Sub-Servicer Custodial Account, any Servicing Account and/or any Reserve Account on the same terms as the Master Servicer may invest funds in the Collection Account, any Servicing Account and/or Reserve Account, and subject to the same rights, restrictions and obligations regarding maturity dates, gains, losses, withdrawals, possession of Permitted Investments and Permitted Investments payable on demand. Without limiting the generality of the foregoing, (A) any investment of funds in the Sub-Servicer Custodial Account, a Servicing Account and/or Reserve Account shall be made in the name of the Trustee (in its capacity as such); and (B) the Sub-Servicer, on behalf of the Trustee for the benefit of the Certificateholders, shall (i) be the “entitlement holder” of any Permitted Investment that is a “security entitlement” and (ii) maintain “control” of any Permitted Investment that is either a “certificated security” or an “uncertificated security”.  For purposes of this Section 3.01(c)(13), the terms “entitlement holder”, “security entitlement”, “control”, “certificated security” and “uncertificated security” shall have the meanings given such terms in Revised Article 8 (1994 Revision) of the UCC, and “control” of any Permitted Investment by the Sub-Servicer shall constitute “control” by a Person designated by, and acting on behalf of, the Trustee for purposes of Revised Article 8 (1994 Revision) of the UCC.

(14)                Section 3.07(a) and (b). References to the Collection Account shall be references to the Sub-Servicer Custodial Account. All insurance policies caused to be maintained by the Sub-Servicer hereunder shall also name the Master Servicer as additional insured and loss payee. Within thirty (30) days after the execution date of this agreement, the Sub-Servicer shall forward to the Master Servicer a fully completed certificate of insurance in the form of Exhibit H attached hereto.  Without limiting the generality of the obligations of the Sub-Servicer hereunder, the Sub-Servicer shall monitor and certify as to the status of insurance policies relating to the Mortgage Loans on a quarterly basis starting for the quarter ending in June of 2015 (provided that the first such certification shall cover the period from the Closing Date to the end of such quarter), within 30 days of the end of such quarter as required by, and in the form of, Exhibit E attached hereto, pursuant to Section 3.01(c)(34) of this Agreement.  The Sub-Servicer shall provide written notice to the Master Servicer of any failure of a Borrower to maintain any required insurance, and such notice shall be provided at lease three (3) Business Days prior to the time a Servicing Advance must be made for such insurance.  Force placement of such required insurance, if determined by the Master Servicer to be required, shall be the responsibility of the Master Servicer.  The Sub-Servicer shall promptly notify the Master Servicer of any Mortgaged Property that is not insured against terrorist or other similar acts.  The Master Servicer or the Special Servicer shall make all determinations with respect to terrorism insurance matters required to be made under Section 3.07 of the Pooling and Servicing Agreement, and the Sub-Servicer shall reasonably cooperate with the Master Servicer in connection therewith.

(15)                Section 3.07(c). References to the Collection Account shall be references to the Sub-Servicer Custodial Account.

(16)                Section 3.07(d) and (e). The fidelity bond and insurance policies required hereunder shall also name the Master Servicer as additional insured and loss payee.  The Sub-Servicer shall provide a certificate of insurance to the Master Servicer evidencing fidelity bond and insurance coverage required hereunder on or before March 31 of each year, beginning March 31, 2015.  The Sub-Servicer may self insure for the fidelity bond and errors omission insurance required under this Section 3.01(c)(16) under the terms and conditions applicable to the Master Servicer under Section 3.07(d) of the Pooling and Servicing Agreement.

(17)                Section 3.08.  Upon receiving a request for any matter described in Section 3.08(a) of the Pooling and Servicing Agreement that constitutes a Special Servicer Decision or a Material Action (without regard to the proviso in the definition of “Special Servicer Decision” or “Material Action”, as applicable), the Sub-Servicer shall forward such request to the Master Servicer and the Special Servicer and, unless the Sub-Servicer, the Master Servicer and the Special Servicer mutually agree that the Master Servicer (or the Sub-Servicer on its behalf) shall process such request, the Special Servicer shall process such request and the Master Servicer (and the Sub-Servicer) shall have no further obligation with respect to such request or such Special Servicer Decision or Material Action. With respect to any other assumption, transfer or other action contemplated by Section 3.08 of the Pooling and Servicing Agreement (other than a Special Servicer Decision or a Material Action), the Sub-Servicer shall perform the obligations of the Master Servicer under Section 3.08 of the Pooling and Servicing Agreement (including dealing directly with the Special Servicer on matters for which the Pooling and Servicing Agreement requires the Master Servicer to deal with the Special Servicer) without the approval of the Master Servicer, but subject to all requirements and restrictions set forth in Section 3.08 of the Pooling and Servicing Agreement; provided, however, that the Sub-Servicer shall copy the Master Servicer on all correspondence to the Special Servicer regarding such matters and the Sub-Servicer shall prepare any package and analysis necessary to obtain any required Rating Agency Confirmation and forward such package to the Master Servicer for the Master Servicer to deal with the Rating Agencies as required by Section 3.01(c)(32) of this Agreement.

(18)                Section 3.09(g).  The Sub-Servicer shall perform the obligations only with respect to Section 6050H.

(19)                Section 3.10. The references to the Collection Account in Section 3.10(a) of the Pooling and Servicing Agreement shall be references to the Sub-Servicer Custodial Account. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Sub-Servicer Custodial Account.

(20)                Section 3.11(a).  References to the Master Servicing Fee shall be references to the Sub-Servicing Fee and references to the Master Servicing Fee Rate shall be references to the Sub-Servicing Fee Rate.  The second paragraph of Section 3.11(a) of the Pooling and Servicing Agreement is not incorporated herein.

(21)                Section 3.11(b) is not incorporated herein.  Any Default Charges paid in respect of a delinquent loan to which the Master Servicer is entitled under the Pooling and Servicing Agreement (other than as payment of interest on Advances or Additional Trust Fund Expenses) shall be paid to the Master Servicer.  The Sub-Servicer is entitled to, as additional servicing compensation, (1) amounts imposed by the Sub-Servicer and collected for checks returned for insufficient funds on Mortgage Loans to the extent the Master Servicer is entitled to such amounts as Additional Master Servicer Compensation under Section 3.11(b)(vi) of the Pooling and Servicing Agreement, (2) charges for beneficiary statements or demands and other loan processing fees for services provided by the Sub-Servicer actually paid by the Borrowers under the Mortgage Loans that are not Specially Serviced Mortgage Loans to the extent the Master Servicer is entitled to such amounts as Additional Master Servicer Compensation under Section 3.11(b)(vii) of the Pooling and Servicing Agreement, (3) Prepayment Interest Excesses arising from any principal prepayments on the Mortgage Loans to the extent not required by Section 3.19(c) of the Pooling and Servicing Agreement to offset Prepayment Interest Shortfalls on all Mortgage Loans (as defined in the Pooling and Servicing Agreement), (4) those amounts listed in Section 3.11(b)(x) of the Pooling and Servicing Agreement (with references in this clause (4) to the Collection Account being references to the Sub-Servicer Custodial Account), (5) 80% of that portion of Modification Fees and consent fees to which the Master Servicer is entitled under Section 3.11(b) of the Pooling and Servicing Agreement collected in connection with matters performed by the Sub-Servicer pursuant to Section 3.01(c)(28) of this Agreement, (6) 100% of that portion of defeasance fees to which the Master Servicer is entitled under Section 3.11(b) of the Pooling and Servicing Agreement collected in connection with defeasances performed by the Sub-Servicer pursuant to Section 3.01(c)(28) of this Agreement, (7) 80% of that portion of Assumption Fees to which the Master Servicer is entitled under Section 3.11(b) of the Pooling and Servicing Agreement collected in connection with matters performed by the Sub-Servicer pursuant to Section 3.01(c)(17) of this Agreement and (8) 100% of that portion of Assumption Application Fees to which the Master Servicer is entitled under Section 3.11(b) of the Pooling and Servicing Agreement collected in connection with matters performed by the Sub-Servicer pursuant to Section 3.01(c)(17) of this Agreement.

(22)                Section 3.11(d).  References to the Special Servicer shall remain references to the Special Servicer.  References to the Master Servicer shall not be deemed to be references to the Sub-Servicer for purposes of Section 3.11(d) of the Pooling and Servicing Agreement.  Any such fees referred to in Section 3.11(d) of the Pooling and Servicing Agreement recovered by the Sub-Servicer shall be paid by the Sub-Servicer to the Master Servicer for distribution in accordance with the Pooling and Servicing Agreement.

(23)                Section 3.11(e).

(24)                Section 3.12. The Sub-Servicer shall promptly (but in no event later than thirty (30) days after collection) forward to the Master Servicer a copy of all operating statements, budgets and rent rolls collected by the Sub-Servicer.  The Sub-Servicer may engage a third party at its cost to perform property inspections and prepare property inspection reports without first obtaining the consent of the Master Servicer; provided, however, that the Sub-Servicer shall remain obligated and primarily liable to the Master Servicer for satisfactory completion of the inspections and reports as required by this Agreement.  If any inspection report identifies a “life safety” or other material deferred maintenance item existing with respect to the related Mortgaged Property, the Sub-Servicer shall promptly send to the related Borrower a letter identifying such deferred maintenance item and instructing the related Borrower to correct such deferred maintenance item.  On or before December 15th each year, beginning in 2015, the Sub-Servicer will provide a copy of all inspections reports prepared since the previous December 15.

Copies of inspection reports will be considered to be provided if they are made available to the Master Servicer on the Sub-Servicer’s investor website.

(25)                [Reserved].

(26)                Section 3.15 is not incorporated herein.  The Sub-Servicer shall provide to the Master Servicer access to records regarding the Mortgage Loans and the servicing thereof and other items and information of the type the Master Servicer is required to provide to other parties under Section 3.15(a) of the Pooling and Servicing Agreement.

(27)                Section 3.19(c) and (e).  On each Sub-Servicer Remittance Date, the Sub-Servicer shall deposit into the Sub-Servicer Custodial Account as part of the Sub-Servicer Remittance Amount, the amount set forth in Section 3.19(c) of the Pooling and Servicing Agreement to the extent resulting from Principal Prepayments on the Mortgage Loans and to the extent that the Master Servicer is required to remit such amounts under Section 3.19(c) of the Pooling and Servicing Agreement, and except that references to Master Servicing Fees in Section 3.19(c) of the Pooling and Servicing Agreement shall be references to Sub-Servicing Fees.  Notwithstanding the foregoing, the Sub-Servicer shall have no obligation to deposit any amount set forth in the preceding sentence for Specially Serviced Mortgage Loans or Mortgage Loans on which the Master Servicer or the Special Servicer allowed or consented to the Sub-Servicer allowing a Principal Prepayment on a date other than the applicable Due Date.

(28)                Section 3.19(d) and 3.20.  Upon receiving a request for any matter described in Section 3.20(a) of the Pooling and Servicing Agreement that constitutes a Special Servicer Decision or a Material Action (without regard to the proviso in the definition of “Special Servicer Decision” or “Material Action”, as applicable), the Sub-Servicer shall forward such request to the Master Servicer and the Special Servicer and, unless the Sub-Servicer, the Master Servicer and the Special Servicer mutually agree that the Master Servicer (or the Sub-Servicer on its behalf) shall process such request, the Special Servicer shall process such request and the Master Servicer (and the Sub-Servicer) shall have no further obligation with respect to such request or such Special Servicer Decision or Material Action. With respect to any other modification, extension, waiver, consent or other action contemplated by Section 3.19(d) or Section 3.20 of the Pooling and Servicing Agreement (other than a Special Servicer Decision or a Material Action), the Sub-Servicer shall perform the obligations of the Master Servicer under such Section 3.19(d) and Section 3.20 of the Pooling and Servicing Agreement, but subject to all requirements and restrictions set forth in Section 3.19(d) and Section 3.20 of the Pooling and Servicing Agreement; provided, however, that (a) the Sub-Servicer may take any such action without the approval or consent of the Master Servicer if such action constitutes a Category 1 Request, (b) with respect to any defeasance, the Sub-Servicer shall deliver to the Master Servicer (not the Rating Agencies) a certification substantially in the form attached to the Pooling and Servicing Agreement as Exhibit N prior to the Master Servicer’s delivery of such a certification to the Rating Agencies and (c) the Sub-Servicer shall not permit or consent to any modification, extension, waiver, consent or other action contemplated by Section 3.20 of the Pooling and Servicing Agreement without the prior written consent of the Master Servicer if such action or matter constitutes a Category 2 Request.  With respect to any proposed action or matter that constitutes a Category 2 Request (other than a Special Servicer Decision or a Material Action), the Sub-Servicer shall perform and forward to the Master Servicer any analysis, recommendation or other information required to be prepared and/or delivered by the Master Servicer under Section 3.20 of the Pooling and Servicing Agreement, and after approval by the Master Servicer, the Sub-Servicer shall close such matter.  The Master Servicer, not the Sub-Servicer, will deal directly with the Special Servicer in connection with obtaining any necessary approval or consent from the Special Servicer.  With respect to any matter or action requiring Rating Agency Confirmation, the Sub-Servicer shall prepare any package and analysis necessary to obtain such required Rating Agency Confirmation and forward such package to the Master Servicer for the Master Servicer to deal with the Rating Agencies as required by Section 3.01(c)(32) of this Agreement.  When forwarding a request for the approval of any lease or renewal or extension thereof, the Sub-Servicer shall forward to the Master Servicer the information concerning such lease required by, and in the form of, Exhibit I attached hereto.  The Sub-Servicer will not permit any Principal Prepayment with respect to any Mortgage Loan without the written consent of the Master Servicer. The Sub-Servicer shall promptly forward all requests for Principal Prepayments to the Master Servicer, along with a payoff statement setting forth the amount of the necessary Principal Prepayment calculated by the Sub-Servicer.  With respect to the Mortgage Loans serviced hereunder, the Sub-Servicer shall inform the lessor that any notices of default under the related Ground Lease or Space Lease should thereafter be forwarded to the Master Servicer in addition to the Sub-Servicer.

(29)                Section 3.21(a).  The Sub-Servicer shall promptly notify the Master Servicer of any event or circumstance that the Sub-Servicer deems to constitute a Servicing Transfer Event with respect to any Mortgage Loan.  The determination as to whether a Servicing Transfer Event has occurred shall be made by the Master Servicer.  Upon receipt by the Master Servicer of notice from the Special Servicer that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan, the Master Servicer shall promptly give the Sub-Servicer notice thereof and the obligation of the Sub-Servicer to service and administer such Mortgage Loan shall resume.

(30)                Section 3.21(c) is not incorporated herein.  The Sub-Servicer shall continue to process payments and maintain ongoing payment records with respect to each Mortgage Loan that becomes a Specially Serviced Mortgage Loan and shall timely provide the Master Servicer and the Special Servicer with any information required by either to perform their respective duties under the Pooling and Servicing Agreement.  Pursuant to Section 3.01(c)(20) of this Agreement, the Sub-Servicer shall be entitled to receive the Sub-Servicing Fee for so long as the Master Servicer receives its fee, with respect to each Specially Serviced Mortgage Loan.

(31)                Section 3.22.  References to the Master Servicer shall not be deemed to be references to the Sub-Servicer for purposes of Section 3.22 of the Pooling and Servicing Agreement.  Each provision of Section 3.22 of the Pooling and Servicing Agreement shall be enforceable against the Sub-Servicer in accordance with the terms thereof.  The Sub-Servicer may not enter into any Sub-Servicing Agreements in connection with the Mortgage Loans and shall directly service the Mortgage Loans in accordance with the terms and conditions of this Agreement.  The Sub-Servicer shall not commence any foreclosure or similar proceedings with respect to any Mortgaged Property without the consent of the Master Servicer, and the Sub-Servicer shall not take any action that the Master Servicer would be prohibited from taking under the Pooling and Servicing Agreement.

(32)                Section 3.27 is not incorporated herein.  Notwithstanding any provision herein to the contrary, the Sub-Servicer shall not make any request to a Rating Agency for a Rating Agency Confirmation; all such requests shall be made by, and as determined necessary by, the Master Servicer.  The Sub-Servicer shall not orally communicate with any Rating Agency regarding any of the Mortgage Loan Documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related Borrowers or any other matters in connection with the Certificates or pursuant to this Agreement or the Pooling and Servicing Agreement.  The Sub-Servicer agrees to comply (and to cause each and every subcontractor, vendor or agent for the Sub-Servicer and each of its officers, directors and employees to comply) with the provisions relating to communications with the Rating Agencies set forth in this Section 3.01(c)(32) and Section 3.27 of the Pooling and Servicing Agreement and shall not deliver to any Rating Agency any report, statement, request for Rating Agency Confirmation or other information restricted by Section 3.27 of the Pooling and Servicing Agreement.

All information described in the immediately preceding paragraph will be provided by, and all such communications, responses and requests described in the immediately preceding paragraph will be made by, the Master Servicer in accordance with the procedures required by the Pooling and Servicing Agreement.  To the extent that the Master Servicer is required to provide any information to, or communicate with, the Rating Agency in accordance with its obligations under the Pooling and Servicing Agreement and such information or communication is regarding the Mortgage Loans or the sub-servicing by the Sub-Servicer under this Agreement, the Sub-Servicer shall provide the information to the Master Servicer necessary for the Master Servicer to fulfill such obligations.

None of the foregoing restrictions in this Section 3.01(c)(32) prohibit or restrict oral or written communications, or providing information, between the Sub-Servicer and a Rating Agency with regard to (i) such Rating Agency’s review of the ratings it assigns to the Sub-Servicer, (ii) such Rating Agency’s approval of the Sub-Servicer as a commercial mortgage master, special or primary servicer or (iii) such Rating Agency’s evaluation of the Sub-Servicer’s servicing operations in general; provided, however, that the Sub-Servicer shall not provide any information relating to the Certificates or the Mortgage Loans to either Rating Agency in connection with such review and evaluation by such Rating Agency unless (x) borrower, property or deal specific identifiers are redacted; or (y) the Master Servicer confirms to the Sub-Servicer in writing that such information has already been provided to the Rule 17g-5 Information Provider and has been uploaded on to the Rule 17g-5 Information Provider’s Website.

(33)                Section 3.32 is not incorporated herein.  The Sub-Servicer shall not initiate or become involved in any claim or litigation that falls within the scope of Litigation Control.  Upon becoming aware of or being named in any claim or litigation that falls within the scope of Litigation Control, the Sub-Servicer shall promptly provide written notice thereof to the Master Servicer.  Notwithstanding the foregoing, (i) if any action, suit, litigation or proceeding names the Sub-Servicer in its individual capacity, or if any judgment is rendered against the Sub-Servicer in its individual capacity, the Sub-Servicer, upon prior written notice to the Master Servicer, may retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interests (but not to direct, manage or prosecute such litigation or claim if a party to the Pooling and Servicing Agreement is entitled to direct, manage or prosecute such claim or litigation); (ii) in any action, suit, litigation or proceeding, other than an action, suit, litigation or proceeding relating to the enforcement of the obligations of a Borrower under the related loan documents or otherwise relating to the servicing of a Mortgage Loan, the Sub-Servicer shall not, without the prior written consent of the Trustee or the Certificate Administrator, as applicable, (A) initiate any action, suit, litigation or proceeding in the name of the Trustee or the Certificate Administrator, whether in such capacity or individually, (B) engage counsel to represent the Trustee or the Certificate Administrator, or (C) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any other similar action with the intent to cause, and that actually causes, the Trustee or the Certificate Administrator to be registered to do business in any state; and (iii) if any court finds that the Sub-Servicer is a necessary party in respect of any action, suit, litigation or proceeding relating to or arising from this Agreement or any Mortgage Loan, the Sub-Servicer shall have the right to retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interest (but not to otherwise direct, manage or prosecute such litigation or claim).

(34)                Section 4.02(c) is not incorporated herein.  The Sub-Servicer shall deliver to the Master Servicer by electronic transmission (in a format designated by the Master Servicer) (a) not later than 4:00 p.m. New York City time on each Sub-Servicer Remittance Date, the Collection Report (the information therein to be stated as of the Determination Date) in the form of Exhibit G attached hereto and (b) within thirty (30) days after the end of each calendar quarter, beginning with the quarter ending in June of 2015 (provided that the first such certification shall cover the period from the Closing Date to the end of such quarter), the certification on the Mortgage Loans, including without limitation information regarding UCC Financing Statements, taxes, insurance premiums and ground rents, required by and in the form of Exhibit E attached hereto.  The Sub-Servicer shall deliver to the Master Servicer no later than 4:00 pm New York City time on the first Business Day of each month by electronic transmission in a format designated by the Master Servicer, a remittance report containing scheduled balance information for each Mortgage Loan reflecting the scheduled Periodic Payment for such month (also known as a “Day One Report”) in the form of Exhibit G attached hereto.  In addition, on each day that the Sub-Servicer forwards to the Master Servicer any funds pursuant to Section 3.01(c)(11) of this Agreement, the Sub-Servicer shall deliver to the Master Servicer by electronic transmission in a format designated by the Master Servicer, a report of the nature of such remittance in the form of Exhibit G attached hereto.  The Sub-Servicer shall also prepare and deliver to the Master Servicer not later than 4:00 p.m. New York City time on the 25th day of the calendar month following each calendar quarter beginning with the calendar quarter ending in June of 2015, a certification in the form of Exhibit J attached hereto.  Following the Closing Date, the Master Servicer shall provide a CREFC Loan Setup File, CREFC Property File and CREFC Comparative Financial Status Report to the Sub-Servicer.

(35)                Section 4.02(d) and (f).  All reports, statements and files required by Section 4.02(d) of the Pooling and Servicing Agreement shall be electronically delivered to the Master Servicer in Microsoft Excel format promptly upon completion, and in any event, at least three (3) Business Days before the Master Servicer must deliver or make available such reports, statements and files under the Pooling and Servicing Agreement.  The Sub-Servicer shall deliver to the Master Servicer, no later than 4:00 p.m., New York City time on the Sub-Servicer Reporting Date each month (or, in the case of the CREFC Operating Statement Analysis Report and the CREFC NOI Adjustment Worksheet each quarter), by electronic transmission in the format mutually agreed upon by the Master Servicer and the Sub-Servicer, the reports, statements and files required by Section 4.02(f) of the Pooling and Servicing Agreement (other than the CREFC Delinquent Loan Status Report, the CREFC Historical Loan Modification and Corrected Mortgage Loan Report, the CREFC REO Status Report, the CREFC Advance Recovery Report and the Realized Loss Template).  The last paragraph of Section 4.02(f) of the Pooling and Servicing Agreement shall not be applicable to the Sub-Servicer and shall not be incorporated herein.  The Sub-Servicer in connection with the reports that it prepares in connection with Section 4.02(d) and (f) of the Pooling and Servicing Agreement will afford the Master Servicer reasonable cooperation by providing such information as the Master Servicer may request in connection with the Master Servicer’s responsibilities in Section 4.02(d) and (f) of the Pooling and Servicing Agreement.

(36)                Section 4.03 is not incorporated herein.  The Sub-Servicer shall have no obligation to make P&I Advances.

(37)                Sections 11.01, 11.04, 11.06, 11.07, 11.08, 11.09, 11.10, 11.11, 11.12, 11.13 and 11.14.

The Sub-Servicer shall cooperate fully with the Master Servicer and deliver to the  Master Servicer any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Master Servicer, the Certificate Administrator or Depositor to permit the Depositor to comply with the provisions of Regulation AB, the Exchange Act and the Securities Act and the Master Servicer to comply with its obligations under Article XI of the Pooling and Servicing Agreement, together with such disclosures relating to the Sub-Servicer, or the servicing of the Mortgage Loans, reasonably believed by the Depositor, the Certificate Administrator or the Master Servicer in good faith to be necessary in order to effect such compliance.

Subject to other provisions of this Agreement restricting the right of the Sub-Servicer to retain subservicers or subcontractors, the provisions of Article XI of the Pooling and Servicing Agreement regarding retaining a “Sub-Servicer,” “Subcontractor,” “Additional Servicer” or “Servicing Function Participant” shall be applicable to any sub-servicer, subcontractor or agent hired by the Sub-Servicer to perform any of its obligations hereunder and the Sub-Servicer shall comply with such provisions.

With respect to any period that the Sub-Servicer is a Servicing Function Participant, the Sub-Servicer shall perform all obligations under Section 11.04 of the Pooling and Servicing Agreement applicable to a Servicing Function Participant (including, without limitation, any obligation or duty the Master Servicer is required under Section 11.04 of the Pooling and Servicing Agreement to cause (or use commercially reasonable efforts to cause) a Servicing Function Participant to perform).

Any Additional Form 10-D Disclosure and related Additional Disclosure Notification required to be delivered by the Sub-Servicer shall be delivered to the Master Servicer (and, if the Sub-Servicer is an Additional Servicer or a Servicing Function Participant, also to the Depositor and the Certificate Administrator) within the time provided in Section 11.07 of the Pooling and Servicing Agreement.

Any Additional Form 10-K Disclosure and related Additional Disclosure Notification required to be delivered by the Sub-Servicer shall be delivered to the Master Servicer (and, if the Sub-Servicer is an Additional Servicer or a Servicing Function Participant, also to the Depositor and the Certificate Administrator) within the time provided in Section 11.08 of the Pooling and Servicing Agreement.

The Sub-Servicer (without regard to whether the Sub-Servicer is a Servicing Function Participant, a Reporting Servicer or Additional Servicer) shall provide a Performance Certification described in Section 11.09 of the Pooling and Servicing Agreement (on which the Master Servicer and its officers, directors and Affiliates, in addition to the Certification Parties, can reasonably rely) to the Master Servicer or before March 1st of each year.  If the Sub-Servicer is a Servicing Function Participant, such Performance Certification shall also be provided to the Depositor and the Certificate Administrator by the time required by the Pooling and Servicing Agreement, and if the Sub-Servicer is not a Servicing Function Participant, such Performance Certification shall be delivered only to the Master Servicer.  In addition, the Sub-Servicer (a) shall provide such information and assistance as may be reasonably required to cooperate with the Master Servicer in complying with Section 11.09 of the Pooling and Servicing Agreement and (b) shall cooperate with the Master Servicer’s reasonable requests in performing its due diligence for its certification under Section 11.09 of the Pooling and Servicing Agreement.

Any Additional Form 8-K Disclosure and related Additional Disclosure Notification required to be delivered by the Sub-Servicer shall be delivered to the Master Servicer within the time provided in Section 11.10 of the Pooling and Servicing Agreement.

The Sub-Servicer (without regard to whether the Sub-Servicer is an Additional Servicer or Servicing Function Participant) shall deliver its Officer’s Certificate required by Section 11.12 of the Pooling and Servicing Agreement to the Master Servicer on or before March 1st of each year.  If the Sub-Servicer is an Additional Servicer or Servicing Function Participant, the Sub-Servicer shall also deliver such Officer’s Certificate to the Certificate Administrator and Depositor within the time provided in Section 11.12 of the Pooling and Servicing Agreement, and if the Sub-Servicer is not an Additional Servicer or Servicing Function Participant, such Officer’s Certificate shall be delivered only to the Master Servicer.

The Sub-Servicer (without regard to whether the Sub-Servicer is a Servicing Function Participant, a Reporting Servicer or Additional Servicer) shall deliver the items required under Sections 11.13 and 11.14 of the Pooling and Servicing Agreement regarding itself (the “report on an assessment of compliance with Relevant Servicing Criteria” and “accountants’ report”) to the Master Servicer on or before March 1st of each year.  If the Sub-Servicer is a Servicing Function Participant, a Reporting Servicer or Additional Servicer, the report on an assessment of compliance with Relevant Servicing Criteria and accountants’ report shall also be delivered to the Certificate Administrator and Depositor within the time provided in Sections 11.13 and 11.14 of the Pooling and Servicing Agreement, and if the Sub-Servicer is not a Servicing Function Participant, a Reporting Servicer or an Additional Servicer, the report on an assessment of compliance with Relevant Servicing Criteria and accountants’ report shall be delivered only to the Master Servicer.

If the Sub-Servicer is (or was during any time relevant to the second and third paragraphs of Section 11.15 of the Pooling and Servicing Agreement) an Additional Servicer or Servicing Function Participant, the Sub-Servicer shall perform all of the obligations of an Affected Reporting Party contained in the second and third paragraphs of Section 11.15 of the Pooling and Servicing Agreement.

The Sub-Servicer shall indemnify and hold harmless the Master Servicer (including any of its partners, directors, officers, employees or agents) against any and all expenses, losses, claims, damages and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising out of (i) the failure to perform its obligations to the Master Servicer, the Depositor or Certificate Administrator under this Section 3.01(c)(37) by the time required after giving effect to any applicable grace period or cure period or (ii) the failure of any Servicing Function Participant or Additional Servicer retained by it to perform its obligations to the Master Servicer, the Depositor or Certificate Administrator under this Section 3.01(c)(37) by the time required after giving effect to any applicable grace period and cure period.

The Sub-Servicer shall indemnify and hold harmless the Certification Parties from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of a breach of its obligations to provide any of the annual compliance statements or annual assessment of servicing criteria or attestation reports pursuant to this Agreement.

If the indemnification provided for in this Section 3.01(c)(37) is unavailable or insufficient to hold harmless any Certification Party or the Master Servicer, then the Sub-Servicer shall contribute to the amount paid or payable to the Certification Party or the Master Servicer as a result of the losses, claims, damages or liabilities of the Certification Party or the Master Servicer in such proportion as is appropriate to reflect the relative fault of the Certification Party or the Master Servicer on the one hand and the Sub-Servicer on the other in connection with a breach of the Sub-Servicer’s obligations pursuant to this Section 3.01(c)(37).

Section 3.02     Merger or Consolidation of the Sub-Servicer.

The Sub-Servicer shall keep in full effect its existence, rights and franchises as a limited liability company under the laws of the jurisdiction of its organization.  The Sub-Servicer shall continue to be authorized to transact business in the state or states in which the Mortgaged Properties for the Mortgage Loans are situated, if and to the extent required by applicable law, except where the failure to so comply would not adversely affect the Sub-Servicer’s ability to perform its obligations in accordance with the terms of this Agreement.

Any Person into which the Sub-Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Sub-Servicer shall be a party, or any Person succeeding to all or substantially all of the business of the Sub-Servicer, shall be the successor of the Sub-Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person (i) must be a business entity whose business includes the servicing of mortgage loans and shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated to the extent required by applicable law, (ii) must be acceptable to the Master Servicer, which consent may not be unreasonably withheld, (iii) shall have assumed in writing the obligations of the Sub-Servicer under this Agreement and (iv) must not be a Prohibited Party.

Section 3.03     Limitation on Liability of the Sub-Servicer and Others.

Neither the Sub-Servicer nor any of the officers, employees or agents of the Sub-Servicer shall be under any liability to the Master Servicer for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Sub-Servicer or any such person  against liability for any breach of representation or warranty made herein, or against any expense or liability specifically required to be borne by the Sub-Servicer without right of reimbursement pursuant to the terms hereof, or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its obligations or duties hereunder, or by reason of negligent disregard of such obligations and duties.  The Sub-Servicer and any officer, employee or agent of the Sub-Servicer may rely in good faith on any document of any kind conforming to the requirements of this Agreement for the truth and accuracy of the contents of that document (and as to certificates and opinions, including Opinions of Counsel, for the truth of the statements made therein and the correctness of the opinions expressed therein) reasonably believed or in good faith believed by it to be genuine and to have been signed or presented by the proper party or parties, which document, prima facie, is properly executed and submitted by any Person, or any employee or agent of any Person (including legal counsel as to opinions), respecting any matters arising hereunder.  The Sub-Servicer shall not be under any obligation to appear in, prosecute or defend any legal or administrative action (whether in equity or at law), proceeding, hearing or examination that is not incidental to its respective duties under this Agreement or which, in its opinion may involve it in any ultimate expenses or liability; provided, however, the Sub-Servicer may, with the consent of the Master Servicer, undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto.  In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom, to the extent the same are expenses, costs and liabilities of the Trust Fund pursuant to the Pooling and Servicing Agreement, shall be expenses, costs and liabilities of the Master Servicer and the Sub-Servicer shall be entitled to be reimbursed therefor from the Master Servicer upon written demand.  To the extent provided in Section 6.03 of the Pooling and Servicing Agreement, the Sub-Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability, claim, damages, penalty, fine, or expense, including reasonable legal fees and expenses incurred in connection with any actual or threatened legal action or claim relating to this Agreement, the Certificates or the Trust, other than any loss, liability or expense: (i) specifically required to be borne by the Sub-Servicer, without right of reimbursement, pursuant to the terms hereof; (ii) incurred in connection with a legal action or claim against such party resulting from any breach of a representation or warranty made by the Sub-Servicer herein, or (iii) incurred in connection with a legal action or claim against such party resulting from any willful misfeasance, bad faith or negligence in the performance of the Sub-Servicer’s obligations or duties hereunder, or resulting from negligent disregard of such obligations or duties. The Sub-Servicer shall not have any rights of indemnification out of the Trust Fund except through the Master Servicer as described above.

For the purposes of indemnification of the Sub-Servicer and limitation of liability, the Sub-Servicer will be deemed not to have engaged in willful misfeasance or committed bad faith, fraud or negligence in the performance of its respective obligations or duties or acted in negligent disregard or other disregard of its respective obligations or duties hereunder if the Sub-Servicer, fails to follow the terms of the Mortgage Loan Documents because the Master Servicer in its reasonably exercised judgment determines that following the terms of the Mortgage Loan Documents would or potentially would conflict with the REMIC Provisions of the Code and potentially would result in an Adverse REMIC Event.  If at any time the Sub-Servicer thinks that following the terms of the Mortgage Loan Documents would or potentially would result in an Adverse REMIC Event, the Sub-Servicer shall promptly notify the Master Servicer and the Master Servicer shall make the determination for purposes of this paragraph.

Section 3.04     Sub-Servicer Not to Resign.

The Sub-Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Sub-Servicer and the Master Servicer and payment by the Sub-Servicer of all reasonable out-of-pocket costs and expenses of the Master Servicer in connection with such resignation and transfer of servicing, or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Sub-Servicer. Any such determination permitting the resignation of the Sub-Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Master Servicer, which Opinion of Counsel shall be in form and substance acceptable to the Master Servicer.

Section 3.05     No Transfer or Assignment of Servicing.

With respect to the responsibility of the Sub-Servicer to service the Mortgage Loans hereunder, the Sub-Servicer acknowledges that the Master Servicer has acted in reliance upon the Sub-Servicer’s independent status, the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section 3.05, the Sub-Servicer shall not either assign or transfer this Agreement or the servicing hereunder nor delegate its rights or duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Master Servicer, which consent will not be unreasonably withheld or delayed. Notwithstanding the foregoing, prior to any assignment or transfer by the Sub-Servicer of this Agreement or the servicing hereunder (the “Sub-Servicing Rights”), the Sub-Servicer shall allow the Master Servicer an opportunity to bid on the purchase of such Sub-Servicing Rights. The Sub-Servicer may also solicit bids from any other parties independent of the Sub-Servicer.  If after receipt by the Sub-Servicer of all bids, the Master Servicer is not the highest bidder, the Master Servicer will be given the opportunity to submit a second bid and final bid, which bid shall be given equal consideration with all other bids.

Section 3.06     Indemnification.

The Master Servicer and the Sub-Servicer each agrees to and hereby does indemnify and hold harmless the Master Servicer, in the case of the Sub-Servicer, and the Sub-Servicer, in the case of the Master Servicer (including any of their partners, directors, officers, employees or agents) from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Master Servicer, in the case of the Sub-Servicer, and the Sub-Servicer, in the case of the Master Servicer, may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of the Master Servicer or Sub-Servicer, as applicable, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Master Servicer or Sub-Servicer, as applicable, of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein; provided, that such indemnity shall not cover indirect or consequential damages.  Each indemnified party hereunder shall give prompt written notice to the indemnitor of matters which may give rise to liability of such indemnitor hereunder; provided, however, that failure to give such notice shall not relieve the indemnitor of any liability except to the extent of actual prejudice.  Section 3.06 of this Agreement shall survive the termination of this Agreement and the termination or resignation of the Master Servicer or the Sub-Servicer.

ARTICLE IV

SUB-SERVICER TERMINATION EVENTS

Section 4.01     Sub-Servicer Termination Event.

In case one or more of the following events (each, a “Sub-Servicer Termination Event”) by the Sub-Servicer shall occur and be continuing, that is to say:

(a)           any failure by the Sub-Servicer to deposit into the Sub-Servicer Custodial Account, any Servicing Account or any Reserve Account, or to deposit into, or to remit to the Master Servicer for deposit into, the Collection Account, on the dates and at the times required by this Agreement, any amount required to be so deposited or remitted under this Agreement which failure continues unremedied for one Business Day following the date on which such deposit or remittance, as the case may be, was first required to be made; or

(b)           any failure on the part of the Sub-Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Sub-Servicer contained in this Agreement which continues unremedied for a period of twenty (20) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Sub-Servicer by the Master Servicer; provided, however, that if such failure on the part of the Sub-Servicer duly to observe or perform in any material respect any other of the covenants or agreements is capable of being cured and the Sub-Servicer has provided the Master Servicer with an Officer’s Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure such twenty (20) day period shall be extended for an additional twenty (20) days; or

(c)           any breach on the part of the Sub-Servicer of any representation or warranty contained in Section 2.05 of the Pooling and Servicing Agreement as incorporated and modified herein which materially and adversely affects the interests of the Master Servicer or any Class of Certificateholders and which continues unremedied for a period of thirty (30) days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Sub-Servicer by the Master Servicer; provided, however, that if such representation or warranty is capable of being cured and the Sub-Servicer has provided the Master Servicer with an Officer’s Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure, such thirty (30) day period shall be extended for an additional thirty (30) days; or

(d)           a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Sub-Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

(e)           the Sub-Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Sub-Servicer or of or relating to all or substantially all of its property; or

(f)           the Sub-Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

(g)           any of DBRS, KBBA or Moody’s has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Rated Certificates, or (B) placed one or more Classes of Rated Certificates on “watch status” in contemplation of possible rating downgrade or withdrawal (and such qualification, downgrade, withdrawal or “watch status” placement shall not have been withdrawn by DBRS, KBBA or Moody’s, as applicable, within sixty (60) days of such event), and, in case of either of clause (A) or (B), has publicly cited servicing concerns with the Sub-Servicer as the sole or a material factor in such rating action; or

(h)           any other event caused by the Sub-Servicer which creates a Servicer Termination Event (or an event that with notice or the passage time would constitute or result in such a Servicer Termination Event) with respect to the Master Servicer under the Pooling and Servicing Agreement; or

(i)           any failure by the Sub-Servicer to deliver any Exchange Act reporting items required to be delivered by the Sub-Servicer to the Certificate Administrator or the Master Servicer hereunder or under Article XI of the Pooling and Servicing Agreement by the time required hereunder or under Article XI of the Pooling and Servicing Agreement after any applicable grace periods; or

(j)           (A) the failure of the Sub-Servicer to comply with any of the requirements under Article XI of the Pooling and Servicing Agreement applicable to the Sub-Servicer, including the failure to deliver any reports, certificates or disclosure information under the Exchange Act or under the rules and regulations promulgated under the Exchange Act, at the time such report, certification or information is required under Article XI of the Pooling and Servicing Agreement or (B) the failure of the Sub-Servicer to comply with any requirements to deliver any items required by Items 1122 and 1123 of Regulation AB under any other pooling and servicing agreement relating to any other series of certificates for which the Depositor or an Affiliate is the depositor.

If any Sub-Servicer Termination Event shall occur and be continuing, then, and in each and every such case, so long as such Sub-Servicer Termination Event shall not have been remedied, the Master Servicer or, in the case of a Sub-Servicer Termination Event described in Section 4.01(i) or (j) of this Agreement, the Depositor, may terminate, by notice in writing to the Sub-Servicer, and, in the case of a termination by the Depositor, to the Master Servicer, all of the rights and obligations of the Sub-Servicer as Sub-Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. From and after the receipt by the Sub-Servicer of such written notice, all authority and power of the Sub-Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer pursuant to and under Section 4.01 of this Agreement, and, without limitation, the Master Servicer is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Sub-Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Sub-Servicer agrees that if it is terminated pursuant to Section 4.01 of this Agreement, it shall promptly (and in any event no later than ten (10) Business Days subsequent to its receipt of the notice of termination) provide the Master Servicer with all documents and records (including, without limitation, those in electronic form) requested by it to enable it to assume the Sub-Servicer’s functions hereunder, and shall cooperate with the Master Servicer in effecting the termination of the Sub-Servicer’s responsibilities and rights hereunder and the assumption by a successor of the Sub-Servicer’s obligations hereunder, including, without limitation, the transfer within one (1) Business Day to the Master Servicer for administration by it of all cash amounts which shall at the time be or should have been credited by the Sub-Servicer to the Sub-Servicer Custodial Account, the Collection Account, any Servicing Account and any Reserve Account, or thereafter be received with respect to the Mortgage Loans (provided, however, that the Sub-Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 3.03 of this Agreement notwithstanding any such termination).

In addition to any other rights the Master Servicer may have hereunder, (A) if the Sub-Servicer fails to remit to the Master Servicer when due the total pool remittance required to be remitted under this Agreement (whether or not such failure constitutes a Sub-Servicer Termination Event), then interest shall accrue on the amount of the total pool remittance and the Sub-Servicer shall promptly pay such interest to the Master Servicer, at a per annum rate equal to the Reimbursement Rate from and including the date when such remittance was required to be made to but excluding the day when such remittance is actually made, and (b) if the Sub-Servicer fails to remit a single loan remittance more than five (5) days after the applicable single loan payment or collection was received by the Sub-Servicer, then interest shall accrue on the amount of such single loan remittance and the Sub-Servicer shall promptly pay such interest to the Master Servicer, at a per annum rate equal to the Reimbursement Rate from and including the date when such remittance was required to be made to but excluding the date when such remittance is actually made.

Section 4.02     Waiver of Defaults.

The Master Servicer may waive any default by the Sub-Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Sub-Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 4.03     Other Remedies of Master Servicer.

During the continuance of any Sub-Servicer Termination Event, so long as such Sub-Servicer Termination Event shall not have been remedied, the Master Servicer, in addition to the rights specified in Section 4.01 of this Agreement, shall have the right, in its own name, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Sub-Servicer Termination Event.

ARTICLE V

TERMINATION

Section 5.01     Termination.

(a)           Except as otherwise specifically set forth herein, the rights, obligations and responsibilities of the Sub-Servicer shall terminate (without payment of any penalty or termination fee): (i) upon the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and the remittance of all funds due hereunder; (ii) by mutual consent of the Sub-Servicer and the Master Servicer in writing; (iii) pursuant to Section 5.02 of this Agreement; (iv) at the option of any purchaser of one or more Mortgage Loans pursuant to the Pooling and Servicing Agreement, upon such purchase and only with respect to such purchased Mortgage Loan or Mortgage Loans; (v) as to any Mortgage Loan with respect to which a Liquidation Event occurs, upon the occurrence of such Liquidation Event; (vi) upon a

Mortgage Loan becoming an REO Mortgage Loan, and only with respect to such Mortgage Loan or (vii) upon termination of the Pooling and Servicing Agreement.

(b)          As required by Section 11.03 of the Pooling and Servicing Agreement, if the Sub-Servicer is a Servicing Function Participant or a “servicer” within the meaning of Item 1101 of Regulation AB that meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB, then for so long as the Trust is subject to the reporting requirements of the Exchange Act, (i) the Depositor may terminate this Agreement (without compensation, termination fee or the consent of any other Person) at any time following any failure of the Sub-Servicer to deliver any Exchange Act reporting items that the Sub-Servicer is required to deliver under Regulation AB and (ii) the Sub-Servicer shall promptly notify the Depositor and the Master Servicer following any failure of the Sub-Servicer to any deliver any Exchange Act reporting items that the Sub-Servicer is required to deliver under Regulation AB.

Section 5.02     Termination With Cause.

The Master Servicer may, at its sole option, terminate any rights the Sub-Servicer may have hereunder with respect to any or all of the Mortgage Loans, as provided in Section 4.01 of this Agreement upon the occurrence of a Sub-Servicer Termination Event.

Any notice of termination shall be in writing and delivered to the Sub-Servicer as provided in Section 6.03 of this Agreement.

Section 5.03     Termination of Rights and Duties with Respect to Specially Serviced Mortgage Loans.

At such time as any Mortgage Loan becomes a Specially Serviced Mortgage Loan, the obligations and duties of the Sub-Servicer set forth herein with respect to such Specially Serviced Mortgage Loan that are required to be performed by the Special Servicer under the Pooling and Servicing Agreement shall cease in accordance with Section 3.01(c) of this Agreement.  The Sub-Servicer shall continue to perform all of its duties hereunder with respect to the Specially Serviced Mortgage Loans to the extent set forth in Section 3.01 of this Agreement.  If a Specially Serviced Mortgage Loan becomes a Corrected Mortgage Loan, the Sub-Servicer shall commence servicing such Corrected Mortgage Loan pursuant to the terms of this Agreement.

ARTICLE VI

MISCELLANEOUS

Section 6.01     Successor to the Sub-Servicer.

Prior to termination of the Sub-Servicer’s responsibilities and duties under this Agreement pursuant to Section 3.04, 4.01, 5.01 or 5.02 of this Agreement, the Master Servicer shall (i) succeed to and assume all of the Sub-Servicer’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor which satisfies the criteria for a successor Sub-Servicer in Section 3.02 of this Agreement and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Sub-Servicer under this

Agreement accruing following the termination of the Sub-Servicer’s responsibilities, duties and liabilities under this Agreement.

Section 6.02     Financial Statements.

The Sub-Servicer shall, upon the request of the Master Servicer, make available its publicly available financial statements and other records relevant to the performance of the Sub-Servicer’s obligations hereunder.

Section 6.03     Notices.

Except as provided herein, all demands, notices, consents and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to the following addresses:

(i)	if to the Master Servicer:

Wells Fargo Bank, National Association
Commercial Mortgage Servicing
MAC D1086
550 South Tryon Street, 14th Floor
Charlotte, North Carolina 28202
Reference: WFCM 2015-C27

with a copy to:

Wells Fargo Bank, National Association
Legal Department
301 S. College St., TW-30
Charlotte, North Carolina 28288-0630
Reference: Commercial Mortgage Servicing Legal Support, WFCM 2015-C27 Mortgage Trust

(ii)	if to the Sub-Servicer:

Principal Global Investors, LLC
801 Grand Avenue
Des Moines, IA 50392-1450
Attention: Steve Johnson, Managing Director
Telephone No.: (515) 246-7095
Facsimile No.: (866) 850-4022
Reference:	WFCM Commercial Mortgage Trust 2015-C27, Commercial Mortgage Pass-Through Certificates, Series 2015-C27

or such other address as may hereafter be furnished to the other party by like notice.

Section 6.04     Severability Clause.

Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

Section 6.05     Counterparts.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.

Section 6.06     Governing Law.

This Agreement and any claim, controversy or dispute arising under or related to or in connection with this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties shall be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.  To the fullest extent permitted under applicable law, each of the parties hereto hereby (i) waives, to the fullest extent permitted by law, the right to trial by jury in any action, claim, suit, proceeding or counterclaim, whether in contract, tort or otherwise, relating directly or indirectly to, or arising directly or indirectly out of, this Agreement or the transactions contemplated hereby and (ii) submits to the jurisdiction of any New York State and Federal Courts sitting in the borough of Manhattan in New York City with respect to matters arising out of or relating to this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties.

Section 6.07     Protection of Confidential Information.

The Sub-Servicer shall keep confidential and shall not divulge to any party other than the Master Servicer, the Depositor, the Special Servicer or the Trustee, without the Master Servicer’s prior written consent, any information pertaining to the Mortgage Loans or any borrower thereunder, except to the extent that it is appropriate for the Sub-Servicer to do so in working with third-party vendors, property inspectors, legal counsel, auditors, taxing authorities or other governmental agencies or in accordance with this Agreement.

Section 6.08     Intention of the Parties.

It is the intention of the parties that the Master Servicer is conveying, and the Sub-Servicer is receiving, only a contract for servicing the Mortgage Loans. Accordingly, the parties hereby acknowledge that the Trustee remains the sole and absolute beneficial owner of the Mortgage Loans and all rights related thereto.

Section 6.09     Third Party Beneficiary.

The Depositor and the Trustee, for the benefit of the Certificateholders, shall be a third party beneficiary under this Agreement, provided that, except to the extent the Trustee or its designee assumes the obligations of the Master Servicer hereunder as contemplated by Section 6.10 of this Agreement, none of the Depositor, the Trustee, the Trust Fund, any successor Master Servicer, or any Certificateholder shall have any duties under this Agreement or any liabilities arising herefrom, except as set forth in Section 6.10 of this Agreement.

Section 6.10     Successors and Assigns; Assignment of Agreement.

This Agreement shall bind and inure to the benefit of and be enforceable by the Sub-Servicer and the Master Servicer and the respective successors and assigns of the Sub-Servicer and the Master Servicer. This Agreement shall not be assigned, pledged or hypothecated by the Sub-Servicer to a third party except as otherwise specifically provided for herein. If the Master Servicer shall for any reason no longer act in such capacity under the Pooling and Servicing Agreement (including, by reason of a Servicer Termination Event), any successor to the Master Servicer under Pooling and Servicing Agreement (including the Trustee if the Trustee has become such successor pursuant to Section 7.02 of the Pooling and Servicing Agreement) may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer under this Agreement.

Section 6.11     Waivers.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

Section 6.12     Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 6.13     General Interpretive Principles.

The article and section headings are for convenience of a reference only, and shall not limit or otherwise affect the meaning hereof.

Section 6.14     Complete Agreement.

This Agreement embodies the complete agreement between the parties regarding the subject matter hereof and may not be varied or terminated except by a written agreement conforming to the provisions of Section 6.16 of this Agreement.  All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

Section 6.15     Further Agreement.

The Sub-Servicer and the Master Servicer each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Section 6.16     Amendments.

This Agreement may only be amended with the consent of the Sub-Servicer and the Master Servicer. No amendment to the Pooling and Servicing Agreement that purports to change the rights or obligations of the Sub-Servicer hereunder shall be effective against the Sub-Servicer without the express written consent of the Sub-Servicer.

    IN WITNESS WHEREOF, the Sub-Servicer and the Master Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Joseph Newell III
Name: Joseph Newell III
Title: Director

PRINCIPAL GLOBAL INVESTORS, LLC

By:	/s/ Diane L. McGuire
Name: Diane L. McGuire
Title: Manager - CMBS Loan Servicing

By:	/s/ Patricia A. Scallon
Name: Patricia A. Scallon
Title: Counsel

EXHIBIT A

MORTGAGE LOAN SCHEDULE

Mortgage Loan Number	Property Name	Cut-Off Date Balance	Sub-Servicing Fee %
3	312 Elm	$46,121,000	0.01000%
15	212 South Tryon	$19,773,000	0.01000%
17	312 Plum	$18,379,000	0.01000%
20	Palms Plaza	$17,500,000	0.01000%
22	Plaza Mayor Shopping Center	$15,952,821	0.01000%
32	MacGregor Park	$10,000,000	0.01000%
37	StoreQuest Self Storage	$9,000,000	0.01000%
38	Medical Arts Apartments	$9,000,000	0.01000%
43	10611 Balls Ford Road	$7,478,696	0.01000%

A-1

EXHIBIT B

[RESERVED]

B-1

EXHIBIT C

POOLING AND SERVICING AGREEMENT

Previously Delivered.

C-1

EXHIBIT D

RESERVED

D-1

EXHIBIT E

QUARTERLY SERVICING CERTIFICATION

Sub-Servicer:

RE: WFCM Series 2015-C27

Pursuant to the Servicing Agreement(s) between Wells Fargo Bank, National Association and [Sub-Servicer], we certify with respect to each mortgage loan serviced by us for Wells Fargo Bank, National Association that, as of the quarter ending , except as otherwise noted below:

All taxes, assessments and other governmental charges levied against the mortgaged premises, ground rents payable with respect to the mortgaged premises, if any, which would be delinquent if not paid, have been paid.

Based on [Sub-Servicer’s] monitoring of the insurance in accordance with the Servicing Standard, all required insurance policies are in full force and effect on the mortgaged premises in the form and amount and with the coverage required by the Servicing Agreement(s).

All necessary action has been taken to continue all UCC Financing Statements in favor of the originator of each mortgage loan or in favor of any assignee prior to the expiration of such UCC Financing Statements.

All reserves are maintained and disbursed in accordance with the loan documents and no obligation for which a reserve is held has not been completed within the time required by the applicable document.

EXCEPTIONS:

Servicing Officer	Date

E-1

EXHIBIT F

FORM OF ACCOUNT CERTIFICATION

Type of Account:

(Example:  Collection, Escrow or Reserve)

The undersigned hereby certifies that it maintains a separate custodial account on behalf of Wells Fargo Bank, National Association, as Master Servicer, on behalf of Wilmington Trust, National Association, as Trustee, in trust for the registered holders of Wells Fargo Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2015-C27.  The financial institution where the funds are being held and the exact name of the account is:

●	Bank Name:

●	Bank Address:

●	Account Name:

●	Account #:

Rating Agency:

●	Name of Rating Agency: Moody’s

●	Short Term Debt Rating:
Long Term Debt Rating:

●	Name of Rating Agency: Fitch

●	Short Term Debt Rating: Long Term Debt Rating:

I HEREBY CERTIFY THAT THE ABOVE ACCOUNT WAS OPENED IN ACCORDANCE WITH THE TERMS OF THE POOLING AND SERVICING AGREEMENT DATED MARCH 1, 2015.

Authorized Signature

Date

F-1

EXHIBIT G

G-1

EXHIBIT H

FORM OF CERTIFICATE OF INSURANCE

Sub-Servicer:

Re:           WFCM Series 2015-C27

Pursuant to the Sub-Servicing Agreement(s) between Wells Fargo Bank, National Association and [Sub-Servicer], based on [Sub-Servicer’s] monitoring of the insurance in accordance with the Servicing Standard, we certify with respect to each Mortgage Loan serviced by us for Wells Fargo Bank, National Association that all required insurance policies are in full force and effect on the mortgaged premises in the form and amount and with the coverage required by the Servicing Agreement(s).

Servicing Officer	Date

H-1

EXHIBIT I

NEW LEASE INFORMATION

Loan # ________________________________ Property Type: ______________________________ Tenant: _______________________________
Property Name/Address:___________________________________________________________________________________________________
Term (Years, Months): _____________________Sq Ft Gross Rentable: ______________________ Net Rentable ______________________________
Begin Lease Date: _________________________________________________ Retail
End Lease Date: __________________________________________________ Office
Occupancy Date (if diff): ____________________________________________ Other

Minimum Rent ______________________________	(S/SF/YR)

		(Mo/Yr)	Escalation:	CPI	Other
Change to	on
Change to	on
Change to	on
Change to	on

Percentage Rent

	% Amount	For	% Rent Due:
		For		Monthly
		Up to		Quarterly
		Up to		Annually

Breakpoint	(S/Yr)		Sales Report Due: ____________________________________________________

(Mo/Yr)
Change to	on		Monthly
Change to	on		Quarterly
Change to	on		Annually

Recoveries

Taxes_____________________________	Per _______________________________
Insurance__________________________	Per _______________________________
Cam______________________________	Per _______________________________
HVAC____________________________	Per _______________________________
Adver/Promo_______________________	Per _______________________________
Per _______________________________
Per _______________________________
Management_______________________	Per _______________________________

I-1

Renewal Options

Term	SF
Minimum rent	Gross Rentable
% Rent	Net Rentable

Landlord Costs
Alterations:
Commissions:
Moving Allowances:
Buyout Clauses:
Other:

Building Insurance Requirements
Tenant maintains fire & ED on building(s); will need coverage to renew
Does not furnish building coverage
General liability naming landlord mortgagee as additional insured; will need coverage for review
General liability without mentioning landlord’s mortgagee; do not need coverage

Waiver of Subrogation
N/A
Mutual; will need endorsement
Landlord only; will need endorsement
Tenant only; do not need endorsement

Comments:

Attachments:
Original Lease
Original Subordination Agreement

I-2

EXHIBIT J

QUARTERLY SERVICING ACCOUNTS CERTIFICATION

Sub-Servicer:

Re:           WFCM Series 2015-C27

Pursuant to the Servicing Agreement(s) between Wells Fargo Bank, National Association and the above named Servicer, I certify with respect to each transaction serviced by us, as noted above, for Wells Fargo Bank, National Association that as of ________________ (Determination Date) all collection accounts and servicing accounts have been properly reconciled and the reconciliations have been reviewed and approved by Servicer’s management, except as otherwise noted below:

EXCEPTIONS:

Servicing Officer	Date

J-1

EXHIBIT K

TASK LIST

SERVICER/SUB-SERVICER TASK LIST (SECURITIZATION)

Note:
Some listed tasks designate more than one party to perform that function by placing an “X” in more than one column.  In these instances the parties shall follow any specific guidance about the allocation of responsibilities in completing the task found in the terms of this Agreement.  In the absence of specific allocation of obligations in this Agreement the parties shall work in good faith to allocate responsibilities in a fair and equitable manner

	MASTER SERVICER	SUB- SERVICER	CUSTODIAN

1. Asset Files
Original credit file management	X
Original collateral file (security)			X
Authorized parties list for request for release of collateral from Custodian	X
Provide access to servicing files and copies of servicing files or of specific docs upon request to the Servicer		X
Request delivery of files from Custodian upon request and certification of Sub-Servicer	X

2. Property Taxes
Preparation and delivery of quarterly servicing certification regarding taxes		X
Monitoring of tax status — Loans with/without escrows		X
Recommendation of payment of taxes — Loans with/without escrows		X
Notification of advance requirement 3 business days prior to advance being required		X
Payment of taxes — with sufficient escrows		X
Payment of taxes — with escrow shortfall	X

3. Property Insurance
Preparation and delivery of quarterly servicing certification regarding insurance		X
Monitoring of insurance status — Loans with/without escrows		X
Ensure insurance carrier meets applicable qualifications		X
Ensure insurance in favor of the Servicer		X
Recommendation of payment or force placement of insurance with/without escrow		X
Notification of advance requirement or force placement of insurance 3 business days prior to advance being required		X
Payment of insurance — with sufficient escrows		X

MASTER SERVICER	SUB- SERVICER	CUSTODIAN

Payment of insurance or force placement — with escrow shortfall	X
Category 1 Requests
Preparation and presentment of claims		X
Collection of insurance proceeds		X
Category 2 Requests
Preparation and presentment of claims	X
Collection of insurance proceeds	X

4. UCC Continuation Filings
Preparation and delivery of quarterly servicing certification regarding UCC’s		X
Maintain tickler system of refiling the dates on all Loans		X
File UCC Continuation Statements		X
Pay recording fees		X
Monitor tickler system		X

5. Collection/Deposit/Distribution of P&I payments and Principal Prepayments
Collection and deposit of loan P&I payments		X
Remittance of available P&I payments to Servicer and B Note holders, as applicable, net of Sub-Servicing Fee then due and payable to Sub-Servicer from such funds		X
Provide Collection Reports to Servicer		X
Approval of Prepayment Premiums	X

6. Collection/Deposit/Disbursement of Reserves
Collection and deposit of reserves		X
Approval of Disbursement of Reserves – Category 1 Request		X
Approval of Disbursement of Reserves – Category 2 Request	X
Disbursement of reserves		X

7. Customer Billing Collection and Customer Service
Contact delinquent borrowers by phone 3 days after delinquent date		X
Send 30 day delinquent notices		X
Send notice of balloon payment to each Mortgagor one year, 180, and 90 days prior to the related maturity date		X
Provide copy of Balloon Mortgage Loan notice to Servicer		X

MASTER SERVICER	SUB- SERVICER	CUSTODIAN

8. Escrows
Setup and monitor Escrow Accounts including escrow analysis		X
Pay borrower investment income required, if applicable		X
Prepare annual escrow analysis		X

9. Loan payment history/calculation
Maintain loan payment history		X
Create payoff/reinstatement statements and telecopy or email to Servicer		X
Approve payoff calculations and telecopy or email approval to Sub-Servicer within five (5) Business Days	X

10. Monitoring of Financial and Legal Covenants
Collect quarterly and annual operating statements, budgets, rent rolls and borrower financial statements, as applicable		X
Deliver one (1) copy of quarterly and annual operating statements, budgets, rent rolls and borrower financial statement, as applicable, within thirty 30 days of Sub-Servicer’s receipt		X

11. Borrower Inquiries/Performing Loans
Respond to routine billing questions		X
Assumptions & Due on sale (other than a Special Servicer Decision or a Material Action):
Borrower contact and data gathering		X
Underwriting and analysis		X
Obtain Special Servicer approval of assumption		X
Approve assumption (if Special Servicer consents)		X
Close assumption (directly with Borrower)		X
Additional Liens, Monetary Encumbrances or Mezzanine Financing (other than a Special Servicer Decision or a Material Action)
Borrower contact and data gathering		X
Underwriting and analysis		X
Obtain Special Servicer approval of additional lien monetary encumbrance or mezzanine financing		X
Approve additional lien monetary encumbrance or mezzanine financing (if Special Servicer consents)		X
Close additional lien, monetary encumbrance or mezzanine financing (directly with Borrower)		X
Modifications, Waivers, Consents and Extensions (not otherwise provided in this Agreement) (other than a Special Servicer Decision or a Material Action):

MASTER SERVICER	SUB- SERVICER	CUSTODIAN

Borrower contact and data gathering		X
Underwriting, analysis and recommendation		X
Approval of modification, waivers, consents and extensions (Category 1 Request)		X
Obtain any necessary Special Servicer approval of modification, waiver, consent and extensions (Category 2 Request)	X
Approve modification, waiver, consent and extensions (Category 2 Request)	X
Closing Documents and Closing		X
Response to request for Discounted Payoffs, Workouts, Restructures, Forbearances and Casualties	X
Condemnation (only with respect to Specially Serviced Mortgage Loans the Servicer will perform such functions)	X	X

12. Reports due at or following Closing
Account Certifications (Exhibit F) - at Closing		X
Certificate of Insurance (Exhibit H) – 30 days after execution		X
Initial CREFC Loan Setup File	X
Initial CREFC Property File	X
Initial CREFC Comparative Financial Status Report	X

13. Monthly Reporting
• CREFC Reports (CREFC Property File, CREFC Servicer Watch List, CREFC Comparative Financial Status Report, CREFC Loan Level Reserve/LOC Report and CREFC Total Loan Report)		X
• Day One Report		X
• Collection Report		X

14. Quarterly Reporting
• Quarterly Servicing Account (Exhibit J)		X
• Quarterly Servicing Certification (Exhibit E)		X
• CREFC NOI Adjustment Worksheet		X
• CREFC Operating Statement Analysis Report		X

15. Release of Collateral
Borrower contact and data gathering		X
Underwriting, analysis and recommendation		X
Approval of Release (Category 1 Request)		X

MASTER SERVICER	SUB- SERVICER	CUSTODIAN

Obtain any necessary Special Servicer approval of Release (Category 2 Request)	X
Approve Release (Category 2 Request)	X
Request delivery of files from Custodian	X
Preparation and recordation of release deeds all Loans (full and partial)		X

16. Property Annual Inspections
Conduct site inspection		X
Make copy of site inspection available on investor website within 30 days of inspection but not later than December 15 of each year		X

17. Preparation of IRS Reporting (l098s and 1099s or other tax reporting requirements) by January 31 of each year. Provide copy to Servicer upon request		X

18. Provide annual statement of compliance at the times and in the manner set forth in Section 3.01(c)(37) of this Agreement		X

19.   Provide a report regarding Sub-Servicers assessment of compliance with servicing criteria and a report by a registered public accounting firm that attests to and reports on such assessment report at the times in the manner and as specified in Section 3.01(c)(37) of this Agreement
X

20. Compensation
Sub-Servicer Fee and other fees payable to the Sub-Servicer by the B Note holders or the holders of the Serviced Companion Mortgage Loans		X
Investment earnings on Sub-Servicer Collection Account		X
Investment earnings on tax & insurance reserves not payable to borrower		X
Investment earnings on reserve accounts not payable to borrower		X
Default Charges to the extent collected from borrower	X
Fees for late submission of financials to the extent collected from the borrower		X

21. Defeasance
Coordinate, analyze, approve and process defeasance request		X
Provide to Servicer certificate re satisfaction of defeasance requirements		X
Service Defeasance Loans		X
Retain all processing fees associated with a defeasance		X